EXHIBIT 12


                      Statement re: Computation of Ratios


                            MARVEL ENTERPRISES, INC.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

                      SIX MONTHS ENDED JUNE 30, 2002



Fixed Charges and Preference Dividends:


Interest Expense - Gross                                    $ 15,717

Interest on Rent Expense                                         510
                                                            ---------

   Total Fixed Charges                                        16,227

Preference Stock Dividends                                     8,136
                                                            ---------
Total Fixed Charges and Preference Dividends                $ 24,363
                                                            =========


Earnings

Pretax Income                                               $ 14,079

Fixed Charges                                                 16,227
                                                            ---------
   Total before Preference Dividends                          30,306

Preference Dividends                                           8,136
                                                            ---------
Total Earnings                                              $ 38,442
                                                            =========

Ratio of Earnings to Fixed Charges                              2.37
                                                            =========

Ratio of Earnings to Combined Fixed
Charges and Preference Dividends                                1.58
                                                            =========


     For the purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends, earnings were calculated by adding pretax income, interest expense, the portion of rents representative of an interest factor and, in the case of the latter ratio, preference dividends. Fixed charges consist of interest expense and the portion of rents representative of an interest factor. During the six months ended June 30, 2002, (i) earnings were sufficient to cover fixed charges and the dollar amount of the coverage was $30.3 million and (ii) earnings were sufficient to cover combined fixed charges and preference dividends and the dollar amount of the coverage was $38.4 million.